UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2012

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2012, Five Star Bank (“Five Star”), the wholly-owned bank subsidiary of Financial Institutions, Inc. (the “Company”), and First Niagara Bank, National Association (“First Niagara”), the wholly-owned bank subsidiary of First Niagara Financial Group, Inc., entered into an amendment (the “Amendment”) to the previously announced Purchase and Assumption Agreement (as amended, the “Purchase Agreement”), by and between the Five Star and First Niagara, dated as of January 19, 2012.

The Amendment sets forth both Five Star’s and First Niagara’s responsibilities to remediate, manage and/or otherwise address environment conditions at two of the sites being acquired by Five Star. The Amendment also removes SBA loans and certain additional deposits from the assets and liabilities being transferred to Five Star. The Amendment also clarifies how in-process loans will be treated, removes the non-solicitation restriction for split customers, gives First Niagara 30 additional days to assign the loans and provides First Niagara with additional time to deliver the loan documents.

The preceding description of the Amendment is qualified in its entirety by reference to the full text of Amendment No. 1 to Purchase and Assumption Agreement Amendment, a copy of which is filed as Exhibit 10.1 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On June 22, 2012, Five Star acquired four branches from First Niagara, as contemplated by the Purchase Agreement. As part of the transaction, Five Star acquired approximately $129.3 million of net deposits and approximately $58.6 million of net performing loans and paid a premium of approximately $5.3 million, subject to final closing adjustments.

The composition of net deposits, by type, assumed by Five Star Bank as of the date of acquisition was as follows (dollars in thousands):

Noninterest-bearing demand	$20,157
Interest-bearing demand	13,409
Savings and money market	64,961
Certificates of deposit	30,739

Total deposits	$129,266

The composition of loans acquired from First Niagara as of the date of acquisition was as follows (dollars in thousands):

Commercial	$4,174
Residential mortgage	31,931
Home equity	20,652
Other consumer	1,810

Total loans	$58,567

The amounts reported above are preliminary and do not reflect purchase accounting adjustments of these balances to their fair values as of the date that they were acquired.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

June 28, 2012	By:	/s/ Karl F. Krebs

Name: Karl F. Krebs
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Purchase and Assumption Agreement, effective as of June 21, 2012, by and between Five Star Bank and First Niagara Bank, National Association.